Exhibit 23

The Board of Directors
Cytec Industries Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 33-80710, 33-83576, 33-85666, 333-107221, 333-122195, 333-151634, 333-151635, 333-177523 and 333-180828) on Form S-8 and in the registration statements (No. 333-127507, 333-160325, and 333-186862) on From S-3 of Cytec Industries Inc. of our reports dated February 21, 2014, with respect to the consolidated balance sheets of Cytec Industries Inc. and subsidiaries as of December 31, 2013 and 2012 and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2013 and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Cytec Industries Inc.

Our report dated February 21, 2014 on the consolidated financial statements refers to a change in the method of accounting for pension and other postemployment benefit plans in 2013 and for computing depreciation in 2012.

/s/KPMG LLP
Short Hills, New Jersey
February 21, 2014